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                                   EXHIBIT 12

                            STATE STREET CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                  Three Months
                                                      Ended
                                                    March 31,                    Year Ended December 31,
                                                                  ------------------------------------------------------
(Dollars in millions)                                 1997           1996       1995       1994       1993       1992
------------------------------------------------------------------------------------------------------------------------
(A) Excluding interest on deposits:
Earnings:
      Income before income taxes .................... $ 132       $    453    $    370     $ 343      $ 292      $ 271
      Fixed charges .................................   142            477         495       267        184        190
                                                      -----       --------    --------     -----      -----      -----
           Earnings as adjusted ..................... $ 274       $    930    $    865     $ 610      $ 476      $ 461
                                                      =====       ========    ========     =====      =====      =====
Income before income taxes
      Pretax income from continuing
        operations as reported ...................... $ 130       $    447    $    366     $ 340      $ 291      $ 271
      Share of pretax income (loss) of 50%
        owned subsidiaries not included
        in above ....................................     2              6           4         3          1          -
                                                      -----       --------    --------     -----      -----      -----
           Net income as adjusted ................... $ 132       $    453    $    370     $ 343      $ 292      $ 271
                                                      =====       ========    ========     =====      =====      =====
Fixed charges:
      Interest on other borrowings .................. $ 129       $    452    $    482     $ 254      $ 170      $ 173
      Interest on long-term debt including
        amortization of debt issue costs ............    10             15           9         9         10         13
      Portion of rents representative of the
        interest factor in long term lease ..........     3             10           4         4          4          4
                                                      -----       --------    --------     -----      -----      -----
      Fixed charges ................................. $ 142       $    477    $    495     $ 267      $ 184      $ 190
                                                      =====       ========    ========     =====      =====      =====

Ratio of earnings to fixed charges ..................  1.93x          1.95x       1.75x     2.29x      2.59x      2.43x

(B) Including interest on deposits:
      Adjusted earnings from (A) above .............. $ 274       $    930         865     $ 610      $ 476      $ 461
      Add interest on deposits ......................   109            425         416       281        214        263
                                                      -----       --------    --------     -----      -----      -----
           Earnings as adjusted ..................... $ 383       $  1,355    $  1,281     $ 891      $ 690      $ 724
                                                      =====       ========    ========     =====      =====      =====
Fixed charges:
      Fixed charges from (A) above .................. $ 142       $    477         495     $ 267      $ 184      $ 190
      Interest on deposits ..........................   109            425         416       281        214        263
                                                      -----       --------    --------     -----      -----      -----
           Adjusted fixed charges ................... $ 251       $    902    $    911     $ 548      $ 398      $ 453
                                                      =====       ========    ========     =====      =====      =====

Adjusted earnings to adjusted fixed charges .........  1.53x          1.50x       1.41x     1.63x      1.74x      1.60x
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